Exhibit 23

                      Acknowledgment of Ernst & Young LLP

The Board of Directors and Stockholders
American Eagle Outfitters, Inc.

We are aware of the incorporation by reference in the Registration Statements (Forms S-8) of American Eagle Outfitters, Inc. pertaining to the American Eagle Outfitters, Inc. 1994 Stock Option Plan, the Stock Fund of the American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan, the American Eagle Outfitters, Inc. Employee Stock Purchase Plan, and the American Eagle Outfitters, Inc. 1994 Restricted Stock Plan of our report dated May 28, 1996 relating to the unaudited consolidated interim financial statements of American Eagle Outfitters, Inc. which are included in its Form 10-Q for the quarter ended May 4, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                           ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
June 6, 1996

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